Exhibit 99.1

Azteca Acquisition Corporation Announces Receipt of Votes of 75.5% of Outstanding Shares in Favor of Merger Proposal; Extension of Redemption Deadline to April 3, 2013

NEW YORK — April 2, 2013 — Azteca Acquisition Corporation (OTCBB: AZTA; AZTAW; AZTAU) (“Azteca”) announced today the extension of Azteca stockholders’ right to redeem their shares for cash to April, 3, 2013, by complying with the requirements set forth in the  proxy statement/prospectus related to the proposed merger and warrant amendment (the “Proxy Statement”).

As previously disclosed in the Proxy Statement, Hemisphere Media Group, Inc. “Hemisphere”) has applied to list its shares of Class A common stock on The Nasdaq Stock Market (“NASDAQ”) under the symbol “HMTV”.  Hemisphere has been informed by NASDAQ that it has not yet satisfied the requisite round lot holder requirement necessary for listing on NASDAQ immediately following the closing.  Hemisphere expects its shares of Class A common stock will trade on the Over-the-Counter Bulletin Board quotation system (“OTCBB”) under the symbol “HMTV” following the closing of the merger until the NASDAQ listing application is approved.  Hemisphere believes that it will be able to satisfy the round lot holder requirement promptly following the closing.

As of 12:00 pm, EDT on April 2, 2013, holders of 9,434,438 shares of Azteca common stock (75.5% of outstanding shares) have voted in favor of the approval of the Azteca merger proposal and holders of 483,100 shares of Azteca common stock (3.9% of outstanding shares) have properly submitted such shares for redemption.

Azteca expects the closing of the merger, if approved, to occur, as promptly as practicable after the special meeting of Azteca stockholders and special meeting of Azteca warrantholders, which will be held on April 4, 2013, at 9:30 a.m. and 9:00 a.m., Eastern Time, subject to satisfaction of all closing conditions.

About Azteca Acquisition Corporation

Azteca Acquisition Corporation is a special purpose acquisition company which raised approximately $100 million in its initial public offering in July 2011. Founded by Gabriel Brener and the team at Brener International Group, LLC, Azteca Acquisition Corporation was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It currently has no operating businesses.

About InterMedia Partners

Founded in 1988 by Leo Hindery Jr., InterMedia Partners, LP is premised on the philosophy that by bringing extensive operating experience to media private equity, the fund could drive superior returns. Over the course of its seven funds, InterMedia has invested in cable television, broadcast television, print, programming, and broadband opportunities. InterMedia’s Senior Partners have over 50 years of operating experience and, by making control investments, they are able to bring that knowledge base to bear on the acquired assets.

About InterMedia Español Holdings, LLC

WAPA Television, founded in 1954, is Puerto Rico’s leading broadcast station with the highest primetime and full day ratings in Puerto Rico. Headquartered in San Juan, WAPA Television is a full-power, independent station (Ch. 4) with island-wide coverage. WAPA Television produces the most local entertainment programming on the Island, and is Puerto Rico’s news leader, offering over 30 hours per week of local news coverage produced by the largest and most-trusted news network on the island. WAPA America, the station’s U.S. cable network arm, features WAPA Television’s news and entertainment programming and is available in over 5 million U.S. homes, with carriage on all major cable, satellite and telco providers. For more information, visit www.wapa.tv, the leading broadband news and entertainment site for Puerto Ricans.

About Cine Latino, Inc.

Cinelatino is the leading Spanish-language movie channel, with over 12 million subscribers on major cable, satellite and telco providers in the United States, Latin America and Canada. Cinelatino offers the largest selection of contemporary Spanish-language blockbusters and critically-acclaimed titles from Mexico, Latin America, Spain and the Caribbean. Cinelatino is jointly-owned by Cinema Aeropuerto, S.A. de C.V., an indirect, wholly-owned subsidiary of Grupo MVS, S.A. de C.V., InterMedia Partners and James McNamara.

About Grupo MVS, S.A. de C.V.

Grupo MVS, S.A. de C.V. (“MVS”) was founded in 1976, and is one of the largest media and telecommunications conglomerates in Mexico, with a presence in television, radio and publishing. Through its subsidiaries, MVS operates several cable channels in Mexico and throughout Latin America. In 2008, MVS partnered with DISH Network to create DISH Mexico, a satellite television service in Mexico, with currently over 1.8 million subscribers.

Caution Concerning Forward-Looking Statements

This press release may contain certain statements about Azteca, Cinelatino, WAPA and Hemisphere that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release may include statements about the expectations that the proposed transaction can be effected before April 6, 2013, the date by which Azteca is required to consummate an initial business combination or commence liquidation, the expected effects on Azteca, Cinelatino, WAPA and Hemisphere of the proposed transaction, the anticipated timing and benefits of the proposed transaction, the anticipated standalone or combined financial results of Azteca, Cinelatino, WAPA and Hemisphere and all other statements in this press release other than historical facts. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These statements are based on the current expectations of the management of Azteca, Cinelatino, WAPA and Hemisphere (as the case may be) and are subject to uncertainty and changes in circumstance and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: (1) the satisfaction of the conditions to the proposed transaction and other risks related to the completion of the proposed transaction and actions related thereto; (2) the ability of Azteca, Cinelatino, WAPA and Hemisphere to complete the proposed transaction on anticipated terms and schedule, including the ability to obtain stockholder or regulatory approvals of the proposed transaction and related transactions; (3) risks relating to any unforeseen liabilities of Azteca, Cinelatino, WAPA and Hemisphere; (4) the amount of redemptions made by Azteca stockholders; (5) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects, businesses and management strategies and the expansion and growth of the operations of Azteca, Cinelatino, WAPA and Hemisphere; (6) Cinelatino’s and WAPA’s ability to integrate successfully after the proposed transaction and achieve anticipated synergies; (7) the risk that disruptions from the transaction will harm Cinelatino’s and WAPA’s businesses; (8) Azteca’s, Cinelatino’s and WAPA’s plans, objectives, expectations and intentions generally; and (9) other factors detailed in Azteca’s reports filed with the SEC, including its Annual Report on Form 10-K under the caption “Risk Factors.” Forward-looking statements included herein are made as of the date hereof, and none of Azteca, Cinelatino, WAPA or Hemisphere undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed merger transaction will be submitted to a vote of Azteca’s stockholders and the proposed amendment to the Azteca warrants, which is a condition of the proposed merger transaction, will be submitted to a vote of Azteca’s public warrantholders. In connection with the merger transaction, Azteca has filed a definitive proxy statement with the SEC that also constitutes a prospectus of Hemisphere.  The proxy statement/prospectus has been declared effective by the SEC on March 15, 2013 and sent to Azteca’s stockholders and public warrantholders of record as of 5:00 p.m., Eastern Time, on March 10, 2013, the record date for the special meetings.  Stockholders and public warrantholders of Azteca are urged to read the proxy statement/prospectus and other documents filed with the SEC by Hemisphere and Azteca because they contain important information about Azteca, Cinelatino, WAPA and Hemisphere and the proposed transactions. Stockholders may obtain copies of these documents and other documents filed with the SEC with respect to Azteca, Cinelatino, WAPA and Hemisphere free of charge from the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from Azteca upon written request to Investor Relations Department, Azteca Acquisition Corporation, 421 N. Beverly Drive, Ste. 300, Beverly Hills, California, 90210 or by calling Azteca at 310-553-7009 or from Hemisphere by directing a request to Hemisphere’s Investor Relations, 2000 Ponce de Leon Boulevard, Suite 500, Coral Gables, FL 33134.

Participants in the Solicitation

Azteca, Cinelatino, WAPA and Hemisphere and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Azteca stockholders and warrantholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Azteca may be found in its Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013 and in the definitive proxy statement/prospectus filed by Azteca with the SEC on March 18, 2013. Information about the proposed directors and executive officers of Hemisphere who may, under the rules of the SEC, be deemed participants in the solicitation of the Azteca stockholders and warrantholders in connection with the proposed transaction is set forth in the proxy statement/prospectus.